UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2011

NBTY, INC.

(Exact Name of Registrant as Specified in its Charter)

001-31788

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	11-2228617 (I.R.S. Employer Identification No.)

2100 Smithtown Avenue Ronkonkoma, New York (Address of Principal Executive Offices)	11779 (Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2011, Michael Collins commenced employment with NBTY, Inc. (the “Company”) as its Chief Financial Officer.  Harvey Kamil, the Company’s former Chief Financial Officer and President, will continue with the Company as its Vice Chairman.

Mr. Collins, age 47, previously served as Chief Financial Officer of Sears Holdings Corporation since 2008.  Before joining Sears, Mr. Collins served as Executive Vice President—Financial Planning & Analysis at NBC Universal from 2004 to 2008.  Before joining NBC, Mr. Collins served in various roles at General Electric Company and its affiliates.

Under the terms of his employment agreement with Alphabet Holding Company, Inc. (“Holdings”) and the Company, a wholly-owned subsidiary of Holdings, dated as of May 24, 2011, Mr. Collins will serve as Chief Financial Officer of the Company and Holdings.  He will receive an annual base salary of $600,000 and is eligible to receive a performance-based bonus targeted at 75% of his annual base salary, subject to adjustments for under- or over-performance, as determined by the Holdings’ Board of Directors.  In addition, Mr. Collins will receive a $1,000,000 sign-on bonus, which amount is generally subject to reimbursement if Mr. Collins is terminated by NBTY for “cause,” or if Mr. Collins resigns his employment without “good reason” (each as defined in the employment agreement), within the 12-month period following his start date, and a stock option award to purchase 12,000 shares of common stock of Holdings at an exercise price equal to the stock’s fair market value on the grant date, which grant shall be subject to certain vesting provisions.  If Mr. Collins is terminated without cause, resigns with good reason, or if his employment agreement is terminated due to non-extension of the term by the Company, he will be entitled to receive an amount equal to his annual base salary, payable over the one-year period following his employment termination and a pro-rata bonus if his termination occurs after April 1st of the applicable Company fiscal year.  The employment agreement contains customary confidentiality provisions and non-solicitation and non-competition terms applicable to Mr. Collins that survive for a period of one year following the termination of his employment with the Company.  The employment agreement has an initial five-year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2011

NBTY, INC.

	By:	/s/ Irene Fisher
Irene Fisher
Senior Vice President and General Counsel